Exhibit 3.2

KKR FINANCIAL CORP.

FORM OF ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

FIRST:  The charter of KKR Financial Corp., a Maryland corporation (the “Corporation”), is hereby amended to provide that immediately upon the acceptance of these Articles of Amendment for record (the “Effective Time”) with the State Department of Assessments and Taxation of Maryland (the “SDAT”), every two shares of Common Stock, $.01 par value per share, of the Corporation, which was issued and outstanding immediately prior to the Effective Time shall be changed into one issued and outstanding share of Common Stock, $.02 par value per share.  No fractional shares of Common Stock of the Corporation will be or remain issued upon such amendment and each stockholder otherwise entitled to a fractional share shall be entitled to receive in lieu thereof cash in an amount equal to the product of the fraction of a share multiplied by the offering price per share of Common Stock of the Corporation in the Corporation’s initial public offering.

SECOND:  The amendment to the charter of the Corporation as set forth above has been duly approved by a majority of the Board of Directors and approved by the stockholders of the Corporation as required by the Maryland General Corporation Law (the "MGCL"). Pursuant to Section 2-309(e)(2) of the MGCL, no stockholder approval was required.

THIRD:  There has been no change in the authorized stock of the Corporation effected by the amendment to the charter of the Corporation as set forth above.

FOURTH:  The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary on this     day of             , 2005.

ATTEST:	KKR FINANCIAL CORP.

By:	By:	(SEAL)
Name: Barbara J. S. McKee	Name: Saturnino S. Fanlo
Title: General Counsel and Secretary	Title: Chief Executive Officer and President